As filed with the Securities and Exchange Commission on May 1, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-1618004
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8000 South Federal Way, P.O. Box 6, Boise, Idaho	83707-0006
(Address of principal executive offices)	(Zip Code)

Micron Technology, Inc. 2004 Equity Incentive Plan

(Full title of the plan)

W. G. Stover, Jr.

V.P. of Finance and Chief Financial Officer

Micron Technology, Inc.

8000 South Federal Way

Boise, Idaho 83716-9632

(Name and address of agent for service)

208-368-4000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered

Amount to be registered (1)

Proposed maximum offering price per share (2)

Proposed maximum aggregate offering price (2)

Amount of registration fee

Common Stock $.10 par value per share, to be issued pursuant to the Micron Technology, Inc. 2004 Equity Incentive Plan	12,000,000	$16.27	$195,240,000	$20,890.68

(1)   Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), to the extent additional shares of the Registrant’s Common Stock may be issued or issuable as a result of a stock split, stock dividend or other distribution declared at any time by the Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby declared to cover all of such additional Common Stock.

(2)   Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $16.27 per share, which is the average of the high and low price of the Company’s Common Stock as reported on the New York Stock Exchange on April 24, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The contents of Registration Statement No. 333-120620 have been incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Except to the extent set forth herein, the contents of Registration Statement No. 333-120620 have been incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a)   The Company’s latest Annual Report on Form 10-K for the year ended September 1, 2005, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 1-10658).

(b)   The Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 1, 2005, filed pursuant to Section 13(a) of the Exchange Act.

(c)   The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 2, 2006, filed pursuant to Section 13(a) of the Exchange Act.

(d)   The Company’s amended Quarterly Report on Form 10-Q for the quarterly period ended December 1, 2005, filed pursuant to Section 13(a) of the Exchange Act.

(e)   The Company’s Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on November 21, 2005.

(f)   The Company’s Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on December 12, 2005.

(g)   The Company’s Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on February 10, 2006.

(h)   The Company’s Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on February 14, 2006.

(i)   The Company’s Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on February 22, 2006.

(j)   The Company’s Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on March 7, 2006.

(k)   The Company’s Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on March 10, 2006.

(l)   The Company’s Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on April 10, 2006.

(m)   The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed November 9, 1990, pursuant to Section 12(b) of the Exchange Act (File No. 1-10658), including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 8.       Exhibits.

Exhibit
Number

5.1	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 28th day of April, 2006.

MICRON TECHNOLOGY, INC.

/s/ W. G. Stover, Jr.
By:	W. G. Stover, Jr.
Vice President of Finance
and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Appleton and W. G. Stover, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven R. Appleton	Chairman of the Board, Chief Executive Officer
Steven R. Appleton	and President (Principal Executive Officer)	April 28, 2006

/s/ W. G. Stover, Jr.	Vice President of Finance and Chief Financial
W. G. Stover, Jr.	Officer (Principal Financial and Accounting
	Officer)	April 28, 2006

/s/ Teruaki Aoki
Teruaki Aoki	Director	April 28, 2006

/s/ James W. Bagley
James W. Bagley	Director	April 28, 2006

/s/ Mercedes Johnson
Mercedes Johnson	Director	April 28, 2006

/s/ Robert A. Lothrop
Robert A. Lothrop	Director	April 28, 2006

/s/ Lawrence N. Mondry
Lawrence N. Mondry	Director	April 28, 2006

/s/ Gordon C. Smith
Gordon C. Smith	Director	April 28, 2006

/s/ Robert E. Switz
Robert E. Switz	Director	April 28, 2006

/s/ William P. Weber
William P. Weber	Director	April 28, 2006

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).